Exhibit 21


                           PLAYBOY ENTERPRISES, INC.

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The  following  are   wholly-owned  or   partially-owned   subsidiaries  of  the
corporations preceding them that are less indented. Unless otherwise indicated, each corporation is a 100%-owned subsidiary of PLAYBOY ENTERPRISES, INC., or the last preceding less-indented corporation, as the case may be:

PLAYBOY ENTERPRISES, INC. (Delaware 4-30-98)

   PEI HOLDINGS, INC. (Delaware 11-24-98)

      SPICE ENTERTAINMENT, INC. (Delaware 5-13-92)
           CPV PRODUCTIONS, INC. (Delaware 3-5-94)
           CYBERSPICE, INC. (Delaware 4-19-94)
           MH PICTURES, INC. (California 2-11-93)
           PLANET SPICE, INC. (Delaware 12-22-00)
           SEI 4 ApS (Denmark 10-1-98)
           SPICE DIRECT, INC. (Delaware 10-26-92)
           SPICE INTERNATIONAL, INC. (Delaware 7-31-92)
           SPICE NETWORKS, INC. (New York 8-21-87)
           SPICE PRODUCTIONS, INC. (Nevada 9-21-94)

      PLAYBOY ENTERPRISES INTERNATIONAL, INC. (Delaware 5-27-64)
           ALTA LOMA ENTERTAINMENT, INC. (Delaware 8-30-01)
           ITASCA HOLDINGS, INC. (Illinois 7-30-87)
           LAKE SHORE PRESS, INC. (Delaware 11-26-69)
                Branches
                Hong Kong

           LIFESTYLE BRANDS, LTD. (Delaware 9-14-70)
           PLANET PLAYBOY,  INC.  (Delaware 9-29-99) Name  changed  from Playboy
                                  International, Inc. and filed with Delaware on 1/10/00
                Branches
                Hong Kong
                Japan

                PLAYBOY CANADA, INC. (#3793761 Canada, Inc.) (Canada 8-3-00) PLANET PLAYBOY BRAZIL LICENCIAMENTO DE NOMES DE
                   DOMINIO LTDA. (Planet Playboy Brazil Domain Names Licensing Limited - Rio de Janeiro, Brazil September 14, 2002)

           PLAYBOY CLUBS INTERNATIONAL, INC. (Delaware 1-15-60)
                PLAYBOY CLUB OF HOLLYWOOD, INC. (Delaware 10-30-61) PLAYBOY CLUB OF NEW YORK, INC. (New York 10-14-60) PLAYBOY OF LYONS, INC. (Wisconsin 7-23-65)
                PLAYBOY OF SUSSEX, INC. (Delaware 7-22-68)
                PLAYBOY PREFERRED, INC. (Illinois 8-11-66)

           PLAYBOY.COM, INC. (Delaware 11-25-98) Name changed from Playboy
                                          Online, Inc.


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

                                          on 12/14/99
                PLAYBOY.COM INTERNET GAMING, INC. (Delaware 12-19-00)
                     PLAYBOY.COM RACING, INC. (Delaware 2-27-01)
                     PLAYBOY.COM INTERNET GAMING (GIBRALTAR) LIMITED
                                                    (Gibraltar 2/12/01)
                SPICETV.COM, INC. (Delaware - 3/8/00 Name changed from
                                   Cyberspice.com, Inc. on 3/2/01)

           PLAYBOY ENTERTAINMENT GROUP, INC. (Delaware 11-30-89)
                ADULTVISION COMMUNICATIONS, INC. (Delaware 5-12-95)
                ALTA LOMA DISTRIBUTION, INC. (Delaware 7-7-69)
                AL ENTERTAINMENT, INC.  (California  4-3-98) formerly  known  as
                                          Alta  Loma  Entertainment, Inc. - name
                                          change: 9/26/01)
                ANDRITA STUDIOS, INC. (California 3-19-03)
                CJI HOLDINGS, INC. (Delaware 1-27-06)
                     CLUB JENNA, INC. (Colorado 12-1-99)
                     DOLCE AMORE, INC. (Colorado 11-17-99)
                     EOD, INC. (Colorado 12-22-04)
                     Y-TEL WIRELESS, LLC (3) (Colorado 10-8-03)
                ICS  ENTERTAINMENT, INC.  (Delaware 12-22-65)  Name changed from
                                          After Dark Video, Inc. on 7-27-05
                IMPULSE PRODUCTIONS, INC. (Delaware 1-9-84)
                INDIGO ENTERTAINMENT, INC. (Illinois 11-5-76)
                MYSTIQUE FILMS, INC. (California 6-16-95)
                PLAYBOY TV INTERNATIONAL, LLC (PTVI) (1) (Delaware 6-15-99)
                     CANDLELIGHT MANAGEMENT LLC (Delaware 11-30-00)
                          1945/1947 CEDAR RIVER C.V. (Netherlands Limited Partnership) (2) PTVI LIMITED (Cayman Islands)
                     CHELSEA COURT HOLDINGS, LLC (Delaware 11-30-00)
                     CLARIDGE ORGANIZATION LLC (Delaware 11-30-00)
                          STICHTING 1945/1947 LA LAGUNA (Netherlands Trust)
                     PLAYBOY TV-GmbH GERMANY (Germany)
                     PLAYBOY TV INTERNATIONAL B.V. (Netherlands)
                     PLAYBOY TV UK LIMITED (UK)
                          PLAYBOY TV/UK BENELUX LTD. (United Kingdom)
                     STV INTERNATIONAL B.V. (Netherlands)
                PRECIOUS FILMS, INC. (California 9-28-94)
                SEI INC. ApS (Denmark 10-1-98)
                WOMEN PRODUCTIONS, INC. (California 11-1-95)

           PLAYBOY GAMING INTERNATIONAL, LTD. (Delaware 8-26-70)
                PLAYBOY CRUISE GAMING, INC. (Delaware 6-24-98)
                PLAYBOY GAMING UK, LTD. (Delaware 6-1-00)

           PLAYBOY GAMING NEVADA, INC. (Nevada 8-12-98)
           PLAYBOY JAPAN, INC. (Delaware 3-4-99)
                Branches            Subsidiaries
                Japan
           PLAYBOY MODELS, INC. (Illinois 8-8-56)
           PLAYBOY PRODUCTS & SERVICES INTERNATIONAL, B.V. (Netherlands 12-5-52)


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

           PLAYBOY PROPERTIES, INC. (Delaware 11-29-63)
           PLAYBOY SHOWS, INC. (Delaware10-7-68)
           SPECIAL EDITIONS, LTD. (Delaware 5-1-79)
           SPICE HOT ENTERTAINMENT, INC. (Delaware 6-29-01)
           SPICE PLATINUM ENTERTAINMENT, INC. (Delaware 6-29-01)
           STEELTON, INC (Delaware 2-6-68)
           TELECOM INTERNATIONAL, INC. (Florida 3-8-94)

*THE  HUGH  M.  HEFNER  FOUNDATION  (an  Illinois  not-for-profit  corporation
2-13-64)



(1) PTVI is 95% owned by Playboy Entertainment Group, Inc. and 5% owned by Adultvision Communications, Inc.

(2) 1945/1947 Cedar River is 99.998 % owned by Chelsea Court Holdings LLC, 0.001% owned by Candlelight Management LLC and 0.001% owned by Stichting 1945/1947 La Laguna.

(3) Y-Tel Wireless, LLC is 61.95% owned by Club Jenna, Inc. and 38.05% owned by CJI Holdings, Inc.


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